Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1 of Capital Bank Financial Corp. of our report dated June 23, 2011 relating to the statement of assets acquired and liabilities assumed by NAFH National Bank (subsidiary of North American Financial Holdings Inc.) of Turnberry Bank, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Fort Lauderdale, Florida

May 21, 2012